Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257801
Prospectus

ATI Physical Therapy, Inc.
157,588,289 shares of Common Stock
14,465,067 Warrants
Up to 21,365,058 shares of Common Stock Issuable upon Exercise of the Warrants
This prospectus relates to: (1) the issuance by us of up to 6,899,991 shares of Class A common stock, par value $0.0001 per share (“Common Stock”) that may be issued upon exercise of our publicly-traded warrants (the “Public Warrants”) at an exercise price of $11.50 per share, (2) the issuance by us of up to 2,966,666 shares of Common Stock that may be issued upon exercise of 2,966,666 warrants (“Private Placement Warrants” and, together with the Public Warrants, the “IPO Warrants”) at an exercise price of $11.50 per Private Placement Warrant, (3) the issuance by us of up to 5,226,546 shares of Common Stock that may be issued upon exercise of warrants at an exercise price of $3.00 per share (the “Series I Warrants”), (4) the issuance by us of up to 6,271,855 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $0.01 per share (“Series II Warrants” and, together with the Private Placement Warrants and the Series I Warrants, the “Resale Warrants” and, the Resale Warrants together with the Public Warrants, the “Warrants”), and (5) the offer and sale from time to time by the selling securityholders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 142,588,289 shares of Common Stock currently outstanding, 14,465,067 Resale Warrants and up to 15,000,000 shares of Common Stock that may be issued pursuant to the earnout provisions of the Merger Agreement (as defined herein) (“Earnout Shares”).
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to approximately $129,208,912 for the issuance by us of the Common Stock registered under this prospectus assuming the exercise of all the outstanding Warrants, to the extent such warrants are exercised for cash. However, we will pay certain expenses associated with the sale of securities pursuant to this prospectus. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.
Information regarding the Selling Securityholders, the amounts of shares of Common Stock that may be sold by them and the times and manner in which they may offer and sell the shares of Common Stock under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.
The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Common Stock and our Public Warrants are listed on the New York Stock Exchange, or “NYSE,” under the symbol “ATIP” and “ATIP WS” respectively. On August 15, 2022, the last reported sale prices of our Common Stock was $0.949 per share and the last reported sales price of our Public Warrants was $0.09 per Public Warrant.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 15, 2022

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” We may use the shelf registration statement to issue shares of Common Stock upon exercise of the Warrants. We will receive proceeds from any exercise of the Warrants for cash. Additional information about any offering may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Documents By Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expected clinical FTE growth, the impact of physical therapist attrition, anticipated visit and referral volumes and other factors on the Company’s overall profitability, and estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including:
•	our stock price may change significantly and you could lose all or part of your investment as a result;
•	if securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline;
•	future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline;
•	we may redeem unexpired IPO Warrants prior to their exercise at a time that is disadvantageous to the warrantholders, thereby making such warrantholders’ IPO Warrants worthless;
•	anti-takeover provisions in our organizational documents could delay or prevent a change of control;
•	our status as a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) listing standards;
•	Advent’s influence over us;
•	the lack of market for our Series I Warrants and Series II Warrants; and
•	other risks detailed elsewhere in this prospectus and in our other filings with the SEC.
Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you may consider important to you in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors,” and the documents incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless the context otherwise requires or indicates, references to “ATI,” “Company,” “we,” “our,” and “us,” refer to ATI Physical Therapy, Inc. and its subsidiaries.
Overview
We are a nationally recognized healthcare company, specializing in outpatient rehabilitation and adjacent healthcare services. We operate with a commitment to providing our patients, medical provider partners, payors and employers with evidence-based, patient-centric care.
We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. Our team of professionals is dedicated to helping return patients to optimal physical health.
Physical therapy patients receive team-based care, leading-edge techniques and individualized treatment plans in an encouraging environment. To achieve optimal results, we use an extensive array of techniques including therapeutic exercise, manual therapy and strength training, among others. Our physical therapy model aims to deliver optimized outcomes and time to recovery for patients, insights and service satisfaction for referring providers and predictable costs and measurable value for payors.
In addition to providing services to physical therapy patients at outpatient rehabilitation clinics, we provide services through our ATI Worksite Solutions (“AWS”) program, Management Service Agreements (“MSA”), and Sports Medicine arrangements. AWS provides an on-site team of healthcare professionals at employer worksites to promote work-related injury prevention, facilitate expedient and appropriate return-to-work follow-up and maintain the health and well-being of the workforce. Our MSA arrangements typically include us providing management and physical therapy-related services to physician-owned physical therapy clinics. Sports Medicine arrangements provide certified healthcare professionals to various schools, universities and other institutions to perform on-site physical therapy and rehabilitation services.
Corporate Information
We were incorporated on June 10, 2020 as a Delaware corporation under the name “Fortress Value Acquisition Corp. II” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. On June 16, 2021, in connection with the consummation of the Business Combination, we changed our name to ATI Physical Therapy, Inc.
Our principal executive office is located at 790 Remington Boulevard, Bolingbrook, Illinois 60440 and our telephone number is (630) 296-2223. Our website is www.atipt.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING
Issuance of Common Stock
Shares of Common Stock offered by us
21,365,058 shares of Common Stock, consisting of (i) 6,899,991 shares of Common Stock that may be issued upon exercise of the Public Warrants, (ii) 2,966,666 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, (iii) 5,226,546 shares of Common Stock that may be issued upon exercise of the Series I Warrants and (iv) 6,271,855 shares of Common Stock that may be issued upon exercise of the Series II Warrants.
Shares of Common Stock outstanding prior to exercise of all Warrants offered hereby
207,148,839 shares (as of June 30, 2022).
Shares of Common Stock outstanding assuming exercise of all Warrants offered hereby
228,513,897 shares (based on total shares outstanding as of June 30, 2022).
Exercise price of IPO Warrants
$11.50 per share, subject to adjustment as described herein.
Exercise price of Series I Warrants
$3.00 per share, subject to adjustment as described herein.
Exercise price of Series II Warrants
$0.01 per share, subject to adjustment as described herein.
Use of proceeds
We will receive up to an aggregate of approximately $129,208,912 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Warrants for general corporate purposes.
Resale of Common Stock and Resale Warrants
Shares of Common Stock offered by the Selling Securityholders
172,053,356 shares of Common Stock, consisting of (i) 8,625,000 shares of Common Stock initially issued to Fortress Acquisition Sponsor II LLC, (ii) 125,713,289 shares of Common Stock subject to the Amended and Restated Registration Rights Agreement, by and among FAII, Fortress Acquisition Sponsor II LLC and the other parties thereto (the “A&R RRA”), (iii) 14,465,067 shares of Common Stock issuable upon the exercise of the Resale Warrants, (iv) 8,250,000 PIPE Shares (as defined herein) and (v) up to 15,000,000 Earnout Shares.
Resale Warrants offered by the Selling Securityholders
14,465,067 Resale Warrants, consisting of (i) 2,966,666 Private Placement Warrants, (ii) 5,226,546 Series I Warrants and (iii) 6,271,855 Series II Warrants.

Use of proceeds
We will not receive any proceeds from the sale of the shares of Common Stock or Resale Warrants by the Selling Securityholders.
Risk factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”
NYSE ticker symbols
Common Stock: ATIP
Public Warrants: ATIPWS

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks relating to this offering and ownership of our securities described below under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, and those risks discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors”, and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors”, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities. For more information, see section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Documents By Reference.”
Risks Relating to this Offering and Ownership of Our Securities
Our stock price may change significantly and you could lose all or part of your investment as a result.
The trading price of our Common Stock is volatile. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “Risks Relating to Our Business and Industry” in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and the following:
•	results of operations that vary from the expectations of securities analysts and investors;
•
changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors or other unexpected adverse developments in our financial results, guidance or other forward-looking information, or industry, geographical or market sector trends;

•	declines in the market prices of stocks generally;
•	strategic actions by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
•	any significant change in our management;
•	changes in general economic or market conditions or trends in our industry or markets;
•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	future sales of our Common Stock or other securities;
•	investor perceptions or the investment opportunity associated with our Common Stock relative to other investment alternatives;
•	the public’s response to press releases or other public announcements by us or third-parties, including our filings with the SEC;
•	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;
•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	the development and sustainability of an active trading market for our stock;
•	actions by institutional or activist stockholders;
•	changes in accounting standards, policies, guidelines, interpretations or principles; and
•	other events or factors, including those resulting from natural disasters, war, acts of terrorism, health pandemics or responses to these events.
These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our board of directors (our “Board”). Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. We have no direct operations and no significant assets other than our ownership of our subsidiaries from whom we will depend on for distributions, and whose ability to pay dividends may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell such our Common Stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.
The sale of shares of Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.
The Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of Common Stock reserved for future issuance under our equity incentive plans is 9.2 million. The compensation committee of our Board may determine the exact number of shares to be reserved for future issuance under our equity incentive plans at its discretion. We have filed a registration statement on Form S-8 under the Securities Act to register shares of Common Stock issuable pursuant to our equity incentive plans and, accordingly, such shares are available for sale in the open market.
In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to ATI’s stockholders.
We may redeem unexpired IPO Warrants prior to their exercise at a time that is disadvantageous to the warrantholders, thereby making such warrantholders’ warrants worthless.
We have the ability to redeem outstanding IPO Warrants prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we give notice of redemption. Redemption of the outstanding IPO Warrants could force warrantholders to (i) exercise the IPO Warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the IPO Warrants at the then-current market price when the warrantholder might otherwise wish to hold onto such

IPO Warrants or (iii) accept the nominal redemption price which, at the time the outstanding IPO Warrants are called for redemption, is likely to be substantially less than the market value of the IPO Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.
In addition, we may redeem the IPO Warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction deemed undesirable by our Board that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
•	there is no cumulative voting with respect to the election of our Board;
•	the division of our Board into three classes, with only one class of directors being elected in each year;
•	the ability of our Board to issue one or more series of preferred stock;
•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•	certain limitations on convening special stockholder meetings;
•	limiting the ability of stockholders to act by written consent;
•	the ability of our Board to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances;
•	providing that our Board is expressly authorized to adopt, amend, alter or repeal our bylaws;
•	the removal of directors only for cause; and
•
that certain provisions may be amended only by the affirmative vote of at least 65% (for amendments to the indemnification provisions) or 66.7% (for amendments to the provisions relating to the board of directors) of the shares of our Common Stock entitled to vote generally in the election of our directors.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.
Our Amended and Restated Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our Amended and Restated Bylaws provide that, subject to limited exceptions, any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Our Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of the Amended and Restated Bylaws described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. This exclusive forum provision does not apply to claims under the Exchange Act but does apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of our Amended and Restated Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.
As a “controlled company” within the meaning of NYSE listing standards, we qualify for exemptions from certain corporate governance requirements. We have the opportunity to elect any of the exemptions afforded a controlled company.
Because Advent International Corporation (“Advent”) controls more than a majority of our total voting power, we are a “controlled company” within the meaning of NYSE Listing Standards. Under NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with the following NYSE rules regarding corporate governance:
•	the requirement that a majority of its board of directors consist of independent directors;
•
the requirement that compensation of its executive officers be determined by a majority of the independent directors of the board or a compensation committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement that director nominees be selected, or recommended for the board’s selection, either by a majority of the independent directors of the board or a nominating committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Advent has significant influence over us.
As of June 30, 2022, Advent beneficially owns approximately 56% of our Common Stock. As long as Advent owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Advent’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Common Stock to decline or prevent stockholders from realizing a premium over the market price for our Common Stock.
Advent’s interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, Advent could cause us to enter into transactions or agreements of which other stockholders would not approve or make decisions with which other stockholders would disagree. Further, Advent is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Advent may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that partners, members, directors, employees, stockholders, agents and successors of Advent and its successors and affiliates and any of their respective managed investment funds and portfolio companies may serve as our directors or officers, the Second Amended and Restated Certificate of Incorporation provides, among other things, that none of Advent or any partners, members, directors, employees, stockholders, agents or successors of Advent and its successors and affiliates and any of their respective managed investment funds and portfolio companies has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do (except as otherwise expressly provided in any agreement entered into between us and such exempted person). In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Advent to themselves or their other affiliates.
There is currently no market for our Series I Warrants and Series II Warrants and a market for our Series I Warrants and Series II Warrants may not develop, which would adversely affect the liquidity and price of our Series I Warrants and Series II Warrants.
Our Series I Warrants and Series II Warrants are not listed or traded on any stock exchange and there is currently no market for our Series I Warrants and Series II Warrants. Warrantholders therefore have no access to trading price or volume information about prior market history on which to base their investment decision. Furthermore, an active trading market for our Series I Warrants and Series II Warrants may never develop or, if developed, it may not be sustained. You may be unable to sell your Series I Warrants and Series II Warrants unless a market can be established and sustained.

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholders, although we could receive up to approximately $129,208,912 assuming the exercise of all of the outstanding Warrants for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the Warrants are not obligated to exercise such Warrants and we cannot assure you that the holders of the Warrants will choose to exercise any or all of such Warrants.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of such Warrants, subject to adjustment as described herein. We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

SELLING SECURITYHOLDERS
Registration Rights
Amended and Restated Registration Rights Agreement
On June 16, 2021 (the “Closing Date”), we consummated the previously announced business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of February 21, 2021 (the “Merger Agreement”), between Wilco Holdco, Inc. (“Wilco”) and Fortress Value Acquisition Corp. II (“FAII”), a special purpose acquisition company. In connection with the closing of the Business Combination, we entered into the First Amendment to A&R RRA, which amended the A&R RRA. The First Amendment to A&R RRA provides, among other things, that (i) any issued and outstanding shares of Common Stock or any other equity security of the Company held by an existing holder immediately after the Closing Date and (ii) any outstanding shares of Common Stock or any other equity security of the Company held by a new holder immediately after the Closing Date constitutes Registrable Securities (as defined in the A&R RRA). Pursuant to the A&R RRA, we filed with the SEC the First Registration Statement, the prospectus of which is combined and updated herein, to register the shares held by such holders and the Earnout Shares to be received pursuant to the Merger Agreement. In certain circumstances, the registration rights holders can demand up to three underwritten offerings and will be entitled to customary piggyback registration rights. The A&R RRA does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the A&R RRA.
PIPE Shares
On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 30,000,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $300 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into concurrently with the Merger Agreement, effective as of February 21, 2021. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares, and we filed with the SEC the First Registration Statement, the prospectus of which is combined and updated herein.
Series I and Series II Warrants
On the February 24, 2022, we entered into a Series A Senior Preferred Stock Purchase Agreement with the purchasers signatory thereto, including funds affiliated with Knighthead Capital Management, LLC (the “Investors”), pursuant to which the Investors purchased, in the aggregate, 165,000 shares of Series A Senior Preferred Stock with an initial stated value of $1,000 per share, or $165,000,000 of stated value in the aggregate, and 11,498,401 Warrants, for an aggregate purchase price of $163,350,000 (the “Refinancing”). In connection with the Refinancing, we entered into a Warrant Agreement by and among us, Continental Stock Transfer & Trust Company, as warrant agent, (as amended, the “2022 Warrant Agreement”). Pursuant to the 2022 Warrant Agreement, we gave certain registration rights to the Investors with respect to the Series I Warrants and Series II Warrants, and we filed with the SEC the Second Registration Statement, the prospectus of which is combined and updated herein.
The Selling Securityholders
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus other than through a public sale.
The following table sets forth, as of June 30, 2022:
•	the name of the Selling Securityholders for whom we are registering shares of Common Stock for resale to the public,
•	the number and percentage of shares of Common Stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number and percentage of shares of Common Stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and
•
the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock are sold by the Selling Securityholders).

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. The 21,365,058 shares of Common Stock issuable upon exercise of the Warrants (i) are not included in the “Beneficial Ownership Prior the Offering” column below and (ii) are included in the “Number Beneficially Owned After Offering” column below. See “Plan of Distribution.”
	Shares of Common Stock				Resale Warrants
	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(1)	Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Offering	Percent Owned After Offering
Name of Selling Securityholder
Funds managed by Advent International Corporation(2)	130,830,656	130,830,656	—	—	—	—	—	—
Fortress Acquisition Sponsor II LLC(3)	16,025,000	16,025,000	—	—	2,966,666	2,966,666	—	—
Funds managed by GCM Grosvenor Inc.(4)	9,807,085	9,807,085	—	—	—	—	—	—
Dakota Holdco, LLC(5)	78	78	—	—	—	—	—	—
Healthcare of Ontario Pension Plan Trust Fund(6)	750,000	750,000	220,000	*	—	—	—	—
Funds managed by Knighthead Capital Management, LLC(7)	8,239,642	—	8,239,642	3.88%	5,266,965	5,266,965	—	—
Funds managed by Marathon Asset Management, LP(8)	—	—	—	—	3,484,364	3,484,364	—	—
Funds managed by Caspian Capital LP(9)	—	—	—	—	1,353,327	1,353,327
Onex Capital Solutions Holdings, LP(10)	—	—	—	—	1,393,745	1,393,745	—	—
Aaron Hood(11)	25,000	25,000	—	—	—	—	—	—
Carmen Policy(12)	25,000	25,000	—	—	—	—	—	—
Rakefet Russak-Aminoach(13)	25,000	25,000	—	—	—	—	—	—
Sunil Gulati(14)	25,000	25,000	—	—	—	—	—	—
Diana Chafey(15)	44,546	44,546	—	—	—	—	—	—
John L. Larsen(16)	16,143	16,143	—	—	—	—	—	—
Brent Rhodes(17)	14,781	14,781	—	—	—	—	—	—
*	Indicates less than 1%
(1)	Based on 207,148,839 shares of Common Stock issued and outstanding as of June 30, 2022.
(2)
Represents 130,830,656 shares of Common Stock held by funds managed by Advent International Corporation (“Advent”), comprised of: (i) 64,664,697 shares indirectly owned through GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including 11,324,692 shares held by Advent International GPE VII Limited Partnership, 30,970,377 shares held by Advent International GPE VII-B Limited Partnership, 9,845,475 shares held by Advent International GPE VII-C Limited Partnership, 6,777,137 shares held by Advent International GPE VII-D Limited Partnership, 2,873,508 shares held by Advent International GPE VII-F Limited Partnership and 2,873,508 shares held by Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”); (ii) 34,541,846 shares indirectly owned through GPE VII GP Limited Partnership (“Advent GP Cayman”), including 10,481,756 shares held by Advent International GPE VII-A Limited Partnership, 22,316,207 shares held by Advent International GPE VII-E Limited Partnership and 1,743,883 shares held by Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”); (iii) 806,132 shares held by Advent Partners GPE VII – Cayman Limited Partnership; (iv) 1,063,662 shares held by Advent Partners GPE VII – B Cayman Limited Partnership; (v) 45,266 shares held by Advent Partners GPE VII – Limited Partnership; (vi) 212,875 shares held by Advent Partners GPE VII – A Cayman Limited Partnership; (vii) 107,151 shares held by Advent Partners GPE VII – A Limited Partnership; (viii) 65,045 shares held by Advent Partners GPE VII – 2014 Limited Partnership; (ix) 155,782 shares held by Advent Partners GPE VII – 2014 Cayman Limited Partnership; (x) 179,333 shares held by Advent Partners GPE VII-A 2014 Limited Partnership; (xi) 109,903 shares held by Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (xi) collectively, the “Advent AP Funds”); and (xii) 13,878,964 shares held by GPE VII ATI Co-Investment Limited

Partnership (the “Advent Co-Invest Fund”). Includes 15,000,000 Earnout Shares subject to vesting as described elsewhere in this prospectus. Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of GPE VII GP Limited Partnership (“Advent GP Cayman”), the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund (collectively, the “Advent Related Entities”) is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.
(3)
Represents 16,025,000 shares of Common Stock held by Fortress Acquisition Sponsor II LLC (“FAII Sponsor”), including (i) 7,500,000 PIPE Shares and (ii) 8,525,000 shares subject to vesting. Excludes 2,966,666 shares of Common Stock issuable upon the exercise of 2,966,666 private placement warrants held directly by FAII Sponsor. Interests in the Selling Securityholder are owned by each of FCOF V UB Investments L.P., a Cayman Islands exempted limited partnership, FTS SIP II L.P., a Jersey limited partnership, FCO MA J5 L.P., a Cayman Islands exempted limited partnership, FCO MA V UB Securities LLC, a Delaware limited liability company, Super FCO MA III L.P., a Cayman Islands exempted limited partnership, FCO MA Centre Street II (ER) LP, a Delaware limited partnership, FCO MA Centre Street II (PF) LP, a Delaware limited partnership, FCO MA Centre Street II (TR) LP, a Delaware limited partnership, FCO V LSS SubCo LP, a Delaware limited partnership, FCO MA Maple Leaf LP, a Delaware limited partnership, FCO MA MI II L.P. a Cayman Islands exempted limited partnership, Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, Drawbridge Special Opportunities Fund Ltd., a Cayman Islands exempted company, DBSO TRG Fund (A) L.P., a Cayman Islands exempted limited partnership, and Fortress Vintage Securities Fund L.P., a Cayman Islands exempted limited partnership, as the members. FCOF V UB Investments L.P. is owned by Fortress Credit Opportunities Fund V (A) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (B) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (C) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) LP, a Delaware limited partnership, Fortress Credit Opportunities Fund V (G) L.P., a Cayman Islands exempted limited partnership (collectively, the “FCO V Funds”). FCO V Fund GP LLC, a Delaware limited partnership is the general partner of each of the FCO V Funds. Fortress Credit Opportunities V-C Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Credit Opportunities Fund V (C) L.P. and Fortress Credit Opportunities V Advisors LLC, a Delaware limited liability company, is the investment advisor of each other FCO V Fund. The general partner of each of the FCO V Funds is FCO Fund V GP LLC. Hybrid GP Holdings (Cayman) LLC, a Cayman Islands limited liability company (“Hybrid Cayman”), is the owner of all of the issued and outstanding interests of FCO Fund V GP LLC. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid Holdings”), is the owner of all of the issued and outstanding interests of Hybrid GP Holdings (Cayman) LLC. Fortress Operating Entity I, a Delaware limited partnership (“FOE I”) is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. FIG Corp., a Delaware corporation, is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of FIG Corp. FCO BT GP LLC, a Delaware limited liability company, is the general partner of FTS SIP II L.P. The owner of all of the issued and outstanding interests of FCO BT GP LLC is Hybrid GP Holdings. Fortress Credit Opportunities MA Advisors LLC is the investment advisor of FTS SIP II L.P. FCO Fund V GP LLC is the general partner of FCO MA J5 L.P. FCO MA JS Advisors LLC is the investment advisor of FCO MA J5 L.P. FCO MA SUP GP III LLC is the general partner of FCO MA III Super L.P. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO MA SUP GP III LLC. FCO MA Sup Advisors LLC is the investment advisor of FCO MA SUP GP III LLC. FCO MA Centre II GP LLC, a Delaware limited liability company, is the general partner of, and FCO MA Centre II Advisors LLC, a Delaware limited liability company, is the investment advisor of, each of FCO MA Centre Street (ER) LP, FCO MA Centre Street II (PF) LP and FCO MA Centre Street II (TR) LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Centre II GP LLC. FCO V LSS SubCo GP LLC, a Delaware limited liability company, is the general partner of FCO V LSS SUBCO LP. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO V LCC SubCo GP LLC. FCO V LSS SubCo Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO V LSS SubCo GP LLC. FCO MA Maple Leaf GP LLC, a Delaware limited liability company, is the general partner of FCO MA Maple Leaf LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Maple Leaf GP LLC. MA Maple Leaf Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO MA Maple Leaf LP. FCO MA MI II GP LLC, a Delaware limited liability company, is the general partner of FCO MA MI II L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA MI II GP LLC. Fortress Credit Opportunities MA II Advisor LLC is the investment advisor of FCO MA MI II GP LLC. Drawbridge Special Opportunities Fund GP LLC is the General Partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company, is the managing member of Drawbridge Special Opportunities Fund GP LLC. FOE I is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. Drawbridge Special Opportunities Intermediate Fund L.P., a Cayman islands exemption limited partnership, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Fund Ltd. Drawbridge Special Opportunities Offshore Fund Ltd., a Cayman Islands exempted company, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Intermediate Fund L.P. Drawbridge Special Opportunities Advisors is the investment advisor of each of Drawbridge Special Opportunities Offshore Fund Ltd. and Drawbridge Special Opportunities Fund LP DBSO TRG Fund (A) GP LLC, a Delaware limited liability company, is the general partner of DBSO TRG Fund (A) L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of DBSO TRG Fund (A) GP LLC. DBSO TRG Fund (A) Advisors LLC is the investment advisor of DBSO TRG Fund (A) GP LLC. Fortress Vintage Securities Fund GP LLC, a Delaware limited liability company, is the general partner of Fortress Vintage Securities Fund L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of Fortress Vintage Securities Fund GP LLC. Fortress Vintage Securities Fund Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Vintage Securities Fund GP LLC. FCO MA V UB Securities LLC, a Delaware limited liability company, is owned by FCO MA V L.P., a Cayman Islands exemption limited partnership. The general partner of FCO MA V L.P. is FCO MA V GP LLC, a Delaware limited liability company, and the investment advisor of FCO MA V L.P. is FCO MA V Advisors LLC, a Delaware limited liability company. FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of each of the investment advisors listed above. The Selling Securityholder holds and beneficially owns all of the Shares, and on the basis of the relationships described herein, each of the other foregoing persons may be deemed to beneficially own the shares of Common Stock held by the Selling Securityholder. As the Co-Chief Investment Officers of the fund that own the Selling Securityholder (through advisory and general partner entities) each of Peter L. Briger, Jr., Dean Dakolias, Andrew A. McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by the Selling Securityholder, but each of them disclaims beneficial ownership thereof. The address of FAII Sponsor and each of the foregoing entities is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(4)
Represents 78 shares of Common Stock held by Dakota Holdco, LLC. Pursuant to an LLC Agreement Gregory Steil, Dylan Bates, Brent Mack and Robert McKenzie are the managers of Dakota Holdco, LLC and exercise voting and investment power with respect to the shares. Each of Messrs. Steil, Bates, Mack and McKenzie may be deemed the beneficial owner of the securities held by Dakota Holdco, LLC. Each of Messrs. Steil, Bates, Mack and McKenzie, however, disclaims beneficial ownership of the Common Stock held by Dakota Holdco, LLC other than to the extent of any pecuniary interest therein. The address of Dakota Holdco, LLC is 1433 Maple Avenue, Downers Grove, IL 60515.

(5)
Consists of (i) 2,280,987 shares held by GCM Grosvenor Co-Investment Opportunities Fund, L.P. and (ii) 7,526,098 shares held by GCM T&R Holdings, LLC. GCM CFIG Fund Partners IV, L.P. is the general partner of GCM Grosvenor Co-Investment Opportunities Fund, L.P. CFIG Holdings, LLC is the general partner of GCM CFIG Fund Partners IV, L.P. and the managing member of GCM T&R Holdings, LLC. CFIG Holdings, LLC is wholly owned by Grosvenor Capital Management Holdings, LLLP. The general partner of Grosvenor Capital Management Holdings, LLLP is GCM Grosvenor Holdings, LLC, which is wholly owned by GCM Grosvenor Inc., a Delaware corporation whose Class A common stock is publicly traded on the Nasdaq Stock Market (Nasdaq: GCMG). Michael J. Sacks is the Board Chairman and Chief Executive Officer of GCMG. Mr. Sacks disclaims beneficial ownership of the shares in the company held by GCM Grosvenor Co-Investment Opportunities Fund, L.P. and GCM T&R Holdings, LLC. The business address of the foregoing entities is c/o GCM Grosvenor, 767 Fifth Avenue, 14th Floor, New York, NY 10153.

(6)
Shares included in the “Number Beneficially Owned After Offering” column represents 220,000 shares of Common Stock issuable upon exercise of the Public Warrants. The address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.

(7)
Consists of (a) 3,411,571 shares of Common Stock held by Knighthead Master Fund, L.P. (“KHMF”), 1,039,606 shares of Common Stock held by Knighthead (NY) Fund, L.P. (“KHNY”),2,607,082 shares of Common Stock held by Knighthead Annuity & Life Assurance Company (“KHAL”),and 1,181,383 shares of Common Stock held by Knighthead Distressed Opportunities Fund, L.P. (“KHDOF”), (b) 1,342,846 Series II Warrants held by KHMF, 396,256 Series II Warrants held by KHNY, 616,942 Series II Warrants held by KHAL, and 779,884 Series II Warrants held by KHDOF, 21,219 Series II Warrants held by KH Ankle LLC, and (c) 895,231 Series I Warrants held by KHMF, 264,171 Series I Warrants held by KHNY, 411,294 Series I Warrants held by KHAL, 519,923 Series I Warrants held by KHDOF and 19,199 Series I Warrants held by KH Ankle LLC. Knighthead Capital Management, LLC (“Knighthead”), pursuant to certain investment management agreements serves as the investment manager of KHMF and KHDOF and pursuant to certain investment advisory agreements serves as the investment advisor to KHNY and KHAL. Investment decision with respect to the Common Stock held by the Knighthead Funds are made by Knighthead in its sole discretion. Knighthead beneficially owns an aggregate of 13,466,189 shares of Common Stock, including (i) 8,239,642 shares of Common Stock, (ii) 3,157,147 Series II Warrants, and (iii) 2,109,818 Series I Warrants. The address of each of the entities named in this footnote is 280 Park Avenue, 22nd Floor, New York, New York 10017.

(8)
Consists of (a) 1,411,586 Series II Warrants held by Marathon Distressed Credit Master Fund, 147,514 Series II Warrants held by MCSP Sub LLC, and 113,395 Series II Warrants held by Marathon StepStone Master Fund LP, and (b) 1,529,217 Series I Warrants held by Marathon Distressed Credit Master Fund, 159,807 Series I Warrants held by MCSP Sub LLC, and 122,845 Series I Warrants held by Marathon StepStone Master Fund LP. Marathon Asset Management, LP beneficially owns an aggregate of 3,484,364 shares of Common Stock, including (i) 1,672,495 Series II Warrants, and (iii) 1,811,869 Series II Warrants. Marathon Asset Management LP (“Marathon”), in its capacity as the investment manager of each of the registered holders, has the sole power to vote and the sole power to direct the disposition of all securities held by the registered holders. The general partner of Marathon is Marathon Asset Management GP, LLC, a Delaware limited liability company (the “General Partner”). Bruce Richards and Louis Hanover are the managing members of the General Partner. This statement shall not be deemed to be an admission that Marathon, the General Partner, Messrs. Richards or Hanover, the Registered Holders or any other person is the beneficial owner of the securities reported herein for purposes of Section 13 of the Exchange Act, or for any other purpose. The address of each of the entities named in this footnote is One Bryant Park, 38th Floor, New York, New York 10036.

(9)
Consists of (a) 332,858 Series II Warrants held by Caspian Select Credit Master Fund, Ltd., 49,501 Series II Warrants held by Caspian Solitude Master Fund, L.P., 39,220 Series II Warrants held by Caspian HLSC1, LLC, 31,061 Series II Warrants held by Caspian SC Holdings, L.P., 87,916 Series II Warrants held by Spring Creek Capital, LLC, 58,757 Series II Warrants held by Caspian Focused Opportunities Fund, L.P., 55,464 Series II Warrants held by Blackstone Alternative Multi-Strategy Sub Fund IV, LLC (BXII), and 55,720 Series II Warrants held by Blackstone Alternative Multi-Strategy Sub Fund IV, LLC (BXIIb), and (b) 301,157 Series I Warrants held by Caspian Select Credit Master Fund, Ltd., 44,786 Series I Warrants held by Caspian Solitude Master Fund, L.P., 35,485 Series I Warrants held by Caspian HLSC1, LLC, 28,103 Series I Warrants held by Caspian SC Holdings, L.P., 79,543 Series I Warrants held by Spring Creek Capital, LLC, 53,161 Series I Warrants held by Caspian Focused Opportunities Fund, L.P., 50,182 Series I Warrants held by Blackstone Alternative Multi-Strategy Sub Fund IV, LLC (BXII), and 50,413 Series I Warrants held by Blackstone Alternative Multi-Strategy Sub Fund IV, LLC (BXIIb). Caspian Capital LP (“Caspian Capital”) is the investment adviser for Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Caspian SC Holdings, L.P., Spring Creek Capital, LLC and Caspian Focused Opportunities Fund, L.P. and a sub-adviser to Blackstone Alternative Multi-Strategy Sub Fund IV, L.L.C. and Blackstone Alternative Investment Funds plc (collectively, the “Caspian Funds”). Caspian Capital GP LLC (“CCGP”) is the general partner of Caspian Capital. The managing members of CCGP are Mr. Adam Cohen and Mr. David Corleto (collectively, the “Caspian Managers”). Caspian Capital, CCGP and each of the Caspian Managers may be deemed to beneficially own the securities held by the Caspian Funds. Caspian Capital, CCGP and each of Caspian Managers each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address for Caspian Capital LP, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Caspian SC Holdings, L.P., Spring Creek Capital, LLC, Caspian Focused Opportunities Fund, L.P., Blackstone Alternative Multi-Strategy Sub Fund IV, L.L.C. and Blackstone Alternative Investment Funds plc is 10 East 53rd Street, 35th Floor, New York, NY 10022.

(10)
Onex Corporation is a Canadian corporation domiciled in Canada and listed on the Toronto Stock Exchange under the symbol ONEX, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the Common Stock that is deemed to be beneficially owned by Onex Capital Solutions Holdings, LP, through Onex Corporation’s ownership of all of the equity of Onex Capital Solutions GP, LLC, which is the general partner of Onex Capital Solutions GP, LP, the general partner of Onex Capital Solutions Holdings, LP. Mr. Gerald W. Schwartz controls Onex through his ownership of all of the outstanding Multiple Voting Shares of the corporation. Mr. Schwartz also indirectly held 12% of the outstanding Subordinate Voting Shares of Onex at December 31, 2021. The registered address for Onex Corporation is 161 Bay Street, Toronto, Ontario.

(11)
Consists of 25,000 shares of Common Stock. Aaron Hood previously served as an independent director of FAII. The business address of this Selling Securityholder is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(12)
Consists of 25,000 shares of Common Stock. Carmen Policy previously served as an independent director of FAII. The business address of this Selling Securityholder is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(13)
Consists of 25,000 shares of Common Stock. Rakefet Russak-Aminoach previously served as an independent director of FAII. The business address of this Selling Securityholder is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(14)
Consists of 25,000 shares of Common Stock. Sunil Gulati previously served as an independent director of FAII. The business address of this Selling Securityholder is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(15)	Diana Chafey is the Chief Legal Officer of the Company.
(16)	John L. Larsen is a director of the Company.
(17)	Brent Rhodes is the Chief Accounting Officer of the Company.
Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer has represented to us that it purchased the securities offered by this prospectus in the ordinary course of business and, at the time of purchase of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 21,365,058 shares of Common Stock, consisting of (i) 6,899,991 shares of Common Stock that may be issued upon exercise of the Public Warrants, (ii) 2,966,666 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, (iii) 5,226,546 shares of Common Stock that may be issued upon exercise of the Series I Warrants and (iv) 6,271,855 shares of Common Stock that may be issued upon exercise of the Series II Warrants.
We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 172,053,356 shares of Common Stock, including up 14,465,067 shares of Common Stock issuable upon the exercise of the Resale Warrants, and (ii) up to 14,465,067 Resale Warrants, consisting of (a) 2,966,666 Private Placement Warrants, (b) 5,226,546 Series I Warrants and (c) 6,271,855 Series II Warrants.
The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock or Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•	in privately negotiated transactions;
•	in underwritten transactions;
•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•	by pledge to secured debts and other obligations;
•	to or through underwriters or agents;
•	“at the market” or through market makers or into an existing market for the securities; and
•	any other method permitted pursuant to applicable law.
The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders who are not subject to our insider trading policy may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

EXPERTS
The financial statements incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Weil, Gotshal & Manges LLP will pass upon the validity of the Common Stock and Warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF DOCUMENTS BY
REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website located at www.sec.gov and on our website, free of charge, at www.atipt.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of, and is not incorporated by reference into, this prospectus.
The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022 (the “Annual Report”);
•	our Quarterly Reports on Form 10-Q for the quarters ended March, 31, 2021 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively;
•	our Current Reports on Form 8-K, filed with the SEC on February 25, 2022 (Film No.: 22674435), April 28, 2022, April 29, 2022, June 6, 2022 and June 24, 2022;
•	our Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders filed with the SEC on April 21, 2022; and
•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 11, 2020, as amended by our Current Reports on Form 8-K filed with the SEC on June 23, 2021 (Film Nos.: 211039284 and 211039293), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.5 to the Annual Report.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning ATI at the following address:
ATI Physical Therapy, Inc.
790 Remington Boulevard
Bolingbrook, Illinois 60440
(630) 296-2223
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.